UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2017

Eagle Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36306	20-8179278
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

50 Tice Boulevard, Suite 315 Woodcliff Lake, NJ	07677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 326-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On January 26, 2017, Eagle Pharmaceuticals, Inc., or the Company, entered into a Credit Agreement (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent (“Agent”) and the lenders party thereto.

The Credit Agreement provides for a three-year $50 million revolving credit facility (the “Credit Facility”), none of which was drawn at closing. The Credit Facility includes a $5 million letter of credit subfacility.  The Company expects to use future loans under the Credit Facility, if any, for working capital needs and for general corporate purposes.

Loans under the Credit Facility bear interest, at the Company’s option, at a rate equal to either (a) the LIBOR rate, plus an applicable margin ranging from 2.50% to 3.00% per annum, based upon the total net leverage ratio (as defined in the Credit Agreement), or (b) the prime lending rate, plus an applicable margin ranging from 1.50% to 2.00% per annum, based upon the total net leverage ratio.  The Company is required to pay a commitment fee on the unused portion of the Credit Facility at a rate ranging from 0.35% to 0.40% based upon the total net leverage ratio.

The obligations of the Company under the Credit Facility are currently guaranteed by the Company’s wholly-owned subsidiary, Arsia Therapeutics, Inc. (together with the Company, the “Loan Parties”) and may in the future be guaranteed by certain material domestic subsidiaries of the Company.  The obligations of the Loan Parties under the Credit Agreement and other loan documents are secured, subject to customary permitted liens and other agreed upon exceptions, by a perfected security interest in (a) all tangible and intangible assets of the Loan Parties, except for certain excluded assets, and (b) all of the equity interests of the subsidiaries of the Loan Parties held by the Loan Parties (limited, in the case of the voting equity interests of certain foreign subsidiaries and certain domestic subsidiaries that hold no assets other than equity interests of foreign subsidiaries, to 65% of the voting equity interests of such subsidiaries).

The Company is permitted to terminate or reduce the revolving commitments of the lenders and to make voluntary prepayments at any time subject to break funding payments. The Company is not required to make mandatory prepayments of outstanding indebtedness under the Credit Agreement other than in the case that the aggregate amount of all outstanding loans and letters of credit issued under the Credit Facility exceed the aggregate commitment of all lenders under the Credit Facility.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants applicable to the Loan Parties and its consolidated subsidiaries, including, among other things, restrictions on indebtedness, liens, investments, mergers, dispositions, prepayment of other indebtedness and dividends and other distributions. Under the terms of the Credit Agreement, the Company is required to comply with (a) a maximum senior secured net leverage ratio, (b) a maximum total net leverage ratio and (c) a minimum fixed charge coverage ratio.

Events of default under the Credit Agreement include: (a) the failure by the Company to timely make payments due under the Credit Agreement; (b) material misrepresentations or misstatements in any representation or warranty by any Loan Party when made; (c) the failure by any Loan Party to comply with the covenants under the Credit Agreement and other related agreements; (d) certain defaults under a specified amount of other indebtedness of the Company or its subsidiaries; (e) insolvency or bankruptcy-related events with respect to the Company or any of its subsidiaries; (f) certain judgments against either the Company or any of its subsidiaries; (g) certain ERISA-related events reasonably expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; (h) the failure by the collateral documents to create a valid and perfected security interest in any material portion of the collateral purported to be covered thereby; (i) any material provision of any loan document ceasing to be, or being asserted by any Loan Party not to be, valid, binding and enforceable, or a denial in writing by any Loan Party of any further liability under the loan documents; (j) the occurrence of a change in control with respect to the Company and (k) a default under a material exclusive license shall occur. If one or more events of default occurs and continues, the Agent may, with the consent of the lenders holding a majority of the loans and commitments under the facilities, or will, at the request of such lenders, terminate the commitments of the lenders to make further loans and declare all of the obligations of the Loan Parties under the Credit Agreement to be immediately due and payable. If any bankruptcy event of default described in clause (e) above occurs, the commitments will be terminated and the obligations of the Loan Parties under the Credit Agreement will become due and payable automatically without any action by the Agent or the lenders.

The foregoing description of the Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above with respect to entry into the Credit Agreement is incorporated herein by reference.

Item 8.01                                           Other Events.

Since the fourth quarter of 2016, the Company has had eight patent applications allowed by the United States Patent and Trademark Office that, over the next few months, should issue into patents covering Bendeka (rapidly infused bendamustine RTD):

Patent/Application Number	Patent Expiry
15/013,424	1/28/2031
15/013,436	1/28/2031
14/857,064	3/15/2033
15/008,819	3/15/2033
15/008,827	3/15/2033
15/184,464	3/15/2033
15/184,488	3/15/2033
14/820,291	3/15/2033

After issuance, the Company will have 14 patents listed in FDA’s Approved Drug Products with Therapeutic Equivalence Evaluations (“Orange Book”) publication that have expiries ranging from 2026 through 2033.

Forward-Looking Statements

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are “forward-looking statements” for purposes of this Current Report on Form 8-K, including statements concerning the Company’s patent portfolio, and any statements of assumptions underlying any of the foregoing. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “estimates,” or the negative thereof or other comparable terminology. Although the Company believes that the expectations reflected in the forward-looking statements contained herein are reasonable, such expectations or any of the forward-looking statements may prove to be incorrect and actual results could differ materially from those projected or assumed in the forward-looking statements. Any forward-looking statements are subject to inherent risks and uncertainties, including, but not limited to, the risk factors set forth in Part II, Item 1A “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016 and for the reasons described elsewhere therein. All forward-looking statements and reasons why results may differ included in this report are made as of the date hereof and the Company does not intend to update any forward-looking statements except as required by law or applicable regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Pharmaceuticals, Inc.

Dated: January 31, 2017
	By:	/s/ Scott Tarriff
Scott Tarriff
Chief Executive Officer